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                              CONSULTING AGREEMENT

This Agreement is entered into by Tsunami Trading Corp. DBA Tsunami Financial Communications, hereinafter referred to as Tsunami located at One World Trade Center, New York, NY 10048; International Consulting Group, Inc., hereinafter referred to as ICG located at 18065 Coastline Dr. Malibu, CA 90265l (the "Financing Consultants or the "Consultants"), and Thinkpath.com, Inc., hereinafter referred to as Thinkpath located at 55 University Ave.Suite 505 Toronto, ON M5J 2H7 and sets forth the terms and conditions for services to be rendered by Consultant on behalf of Thinkpath in connection with various corporate advising activities.

Services of the Consultants: This will confirm our engagement Agreement (the "Agreement"), on an non-exclusive basis, in connection with the efforts of Tsunami and ICG (the "Consultants") to locate financing for Thinkpath by acting as a Consultant and by introducing Thinkpath to Debt or Equity (or both) Sources ("Funding Sources") to provide funds acceptable to Thinkpath (a "Funding"). As used in this Agreement, a "Funding Source" is a source, which leads to a sale, merger or acquisition of Thinkpath or a Transaction. Transactions includes preferred stock, options, warrants, secondary offerings, mezzanine financing, any private placement of securities, recapitalization, revenue participation note, partnership interests, venture capital investment, joint venture, strategic alliance or other business combination, or any other Transaction through which Thinkpath obtains financing or capital, through equity investment, preferred stock (standard or convertible), loans or debt financing, convertible debentures, issuance of warrants, letter of credit, "line of credit" or any agreed combination of debt and equity financing; provided that it is specifically understood and agreed that it shall be within Thinkpath's discretion whether and with whom to enter any such Transaction. Thinkpath and Consultants agree as follows:

The Financing Services contemplated herein include, but are not limited to, the identification of candidates of Equity or Debt Financing (a Line of Credit, Revolving Line of Credit, Term Loan, Assets-Based Loans, Cash Flow Structured Financing, Factoring, Leases Sales/Leasebacks, accounts Receivable and Inventory Financing, Leverage Buyouts, corporate Recapitalizations, Refinancing) to provide Working Capital for Thinkpath, any expansion financing, mergers or acquisitions, or interim "bridge" financing of Thinkpath or other succeeding entity, and the negotiation of terms of such Equity or Debt Financing Transactions with Funding Sources. These services will be referred to as the "Financing Services".

Additionally on a non-exclusive basis Thinkpath desires to have consultants render fully integrated corporate and investment banking advice, investor relations advice, public relations advice, work with management in the creation of shareholder value, help with the production and distribution of informational materials that highlight corporate activities and potential, in order to develop stronger relations between Thinkpath and its current and prospective shareholders. In addition consultants will help Thinkpath to develop high quality documentation that will showcase Thinkpath to the market makers and to the financial community that creates public and media attention and ensures optimal investor awareness; and be involved in the process of distribution of corporate fact sheets and profiles with the intention of getting Thinkpath to know its shareholders, brokers, analysts and fund managers as well as institutional and individual investors.

Additional Terms:

1. This Agreement will commence with your signing this Agreement, and will continue for a period of 120 days, and may be extended for successive periods on terms to be mutually agreed to by both parties pursuant to a written agreement. In the event of termination at the end of 120 days, pursuant to this paragraph, Thinkpath shall not be obligated for any further payments to Consultants except,
(a) any pre-approved travel expenses incurred, prior to termination, by Consultants on Thinkpath's behalf; and (b) Thinkpath shall remain obligated to pay to Consultants the Financing Fee stated in this Agreement in the event that Thinkpath completes a financing within 24 months of such termination with, or arranged by, any parties on the Protected List which Consultants will submit to Thinkpath within 30 days following the notice of termination. In addition, Thinkpath will be obligated to notify Consultants within thirty (30) days of the completion of such Funding. Any consulting fee payments made to Consultants prior to termination shall not be refunded to Thinkpath.

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2. Consultants relationship with Thinkpath shall be that of an independent contractor and not that of an employee. Consultants will not be eligible for any employee benefits, nor will Thinkpath make deductions from the consulting fees for taxes, insurance, bonds or any other subscription of any kind, which shall be Consultants sole responsibility. Consultants will use its best efforts in performing the services under this Agreement, within the scope of work specified in the Agreement.

3. Thinkpath and their officers, directors, employees and/or agents, understand that Consultants considers its investors, source firms, Funding sources and compensation arrangements to be confidential and proprietary, and agrees not to disclose any such information to any person or firm outside of Thinkpath without prior written consent for Consultants, except as required by law. Thinkpath's obligations under this paragraph shall survive termination of this Agreement for a period of 24 months.

4. Consultants shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of Thinkpath (other than information in the public domain through no fault of Consultants), except with the prior written consent of Thinkpath. Upon termination of this Agreement Consultants will, upon request by Thinkpath, return all documents, and other materials related to the services provided hereunder furnished to Consultants by Thinkpath. Consultant's obligations under this paragraph shall survive termination of this Agreement.

5. Consultants and Thinkpath further agree to indemnify and hold each other harmless from and against any and all losses, claims or damages, including any legal or other expenses reasonably incurred, in connection with defending against any litigation, whether commenced or threatened, to which either Thinkpath or Consultants may become subject under any statute, caused by, or arising out of any service under this Agreement; provided, however, that neither party shall be liable in any such case to the extent that any loss or damage if found to have resulted from the other party's gross negligence, intentional misrepresentation or violation of any statute or regulation.

6. In the event that any controversy or claim arises out of this Agreement, the parties hereto shall negotiate in good faith to resolve such controversy or claim. If the parties through negotiation cannot settle such controversy or claim, such controversy or claim shall be settled by binding arbitration. During the arbitration, both parties shall continue to perform their obligations under this Agreement unless the Agreement has been terminated. In addition to any other recovery, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs thereby incurred.

7. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby. Further, a waiver of the non-performance of any provision of this Agreement must be in writing and shall apply only to the particular non-performance involved and shall not constitute an amendment, change or modification of this Agreement or apply to any other performance requirement.

8. This Agreement shall inure to the benefit of and be binding on the respective parties hereto and the respective executors, administrators, successors and assigns.

9. This Agreement reflects the entire agreement between Thinkpath and Consultants, and the terms herein shall not be modified except by a written amendment signed by the parties hereto. The signatories below acknowledge that they have the necessary authority of their respective parties, including board approval, if required, to enter into this Agreement. A signed faxed copy shall serve as an original.

10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Third Party Consultants; Equal Participation; Independent Contractors; No
Authority to Bind: Consultant may engage other sources that will share in duties, obligations and compensation. It is specifically understood and agreed that Consultant may, in Consultant's discretion, enter into such understandings or agreements with such other persons or entities. However, the parties hereto are independent contractors and they shall not be deemed by virtue of this Agreement to be partners or joint ventures or in any legal relationship with each other, other than as independent contractors sharing a Consummation Fee for producing a Transaction defined under this agreement.

Advance Expense Fees: Thinkpath agrees to issue Certificates representing 160,000 shares of Thinkpath common stock each to Tsunami Trading Corp. and International Consulting Group, Inc., said shares to be unencumbered and free and clear of any liens or commitments, (delivery terms set forth on schedule A attached hereto) and Thinkpath agrees to file an SB-2 registration at the soonest possible time but no later than 30 days from date of execution of this Agreement. Certificates representing the shares will be delivered via certified courier no later than the third business day after execution of this Agreement.

Penalty Clause: In the event Thinkpath does not file the SB-2 Registration Statement within 30 days of execution of this Agreement then Thinkpath agrees to a 30,000 share per month penalty, to be issued on a pro-rata basis under the Terms of this Agreement, until such time as Thinkpath files the SB-2 Registration. Thinkpath agrees to file such Registration in manner consistent with previous Registration Statements and to use its "best-efforts" to complete the Registration process in timely manner not to exceed 90 days.

Financing Fee: In the event that Thinkpath completes a Financing from a Funding Source supplied by Consultants, and such Financing occurs during the term of this Agreement or within 24 months of any termination hereof, Consultants will receive a Consummation Fee as described below (delivery terms set forth on schedule A attached hereto).

Cash Portion

Company shall pay, or cause to be paid, to Financial Consultant, in cash at the closing of each Transaction completed by a Funding Source, a fee ("consummation Fee") equal to ten percent (10%) of the aggregate consideration to be received by Thinkpath in such Transaction. "Consideration to be received by Thinkpath" as used on this Agreement shall mean and include the total value received by Thinkpath and/or its shareholders, officers and directors in any such Transaction, including both Cash and any Non-Cash Consideration (e.g. securities, promissory notes, assumption of debt, asset transfers or any other Non-Cash Consideration). Payment in full of the Consummation Fee in cash, if Company receives all cash, shall be a condition precedent to the closing of any Transaction with a Covered Person. If Thinkpath receives any Non-Cash consideration, then Financial Consultant shall be paid in like Non-Cash Consideration on a pro-rata basis. If Thinkpath is sold merged or acquired, than Cash Compensation shall be based on the Enterprise Value of Thinkpath.

Equity Portion:

Financial Consultants shall receive, in addition to the cash fees or equity set forth above, Equity in the form of Warrants representing an interest in Thinkpath or any partnership or enterprise that was funded above (a "Funding") equal two percent (2%) of the amount of Equity sold to the Investor. However, in no event should the Equity Compensation from the Initial Funding exceed a total value of 5% of Thinkpath on a "post money" valuation. For example, if $4.5 million is raised for Thinkpath and that represents 25% ownership of Thinkpath by the new minority Investor, than the Equity Portion of the Compensation would be .5%. The exercise price of the Warrants will be 110% of the closing value of the Equity received by the investor for period of three (3) years.

If any Consideration is received in the form of Warrants, Thinkpath agrees to a cashless exercise of the underlying Securities and agrees to reserve a

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sufficient amount of stock to cover their obligation. The Warrants in Thinkpath are exchangeable for shares in another publicly traded company (sale or merger of Thinkpath included), or other financial Transactions as defined above. In the event of such Transactions Thinkpath will allow for the immediate registration of the underlying Securities as described in this paragraph. Thinkpath agrees to pay all the fees associated with exercise, registration or transfer of the stock described in this Agreement.

The stock and Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends, and splits, and recapitalizations) consistent with the National Association of Securities Dealers, Inc. (NASD) Rules of Fair Practice. The intent of this clause is for Consultants to receive the same treatment as the founding shareholders as it pertains to any future dilution the founders may have. Thinkpath agrees to pay for all costs associated with registering such shares.

Liquidation Provision: The Consultants agree to a cumulative liquidation of not more than 32,000 shares per month until such time as the stock trades above $2.00 per share at which time they agree to a cumulative liquidation of 96,000 shares per month; however, in the event the stock trades above $3.00 per share then the Consultants are entitled to full liquidation.

Compensation for Additional Financing: If Consultants provide Contacts or a Contact List (the "Contact List") to Thinkpath during and after the term of this Agreement. Upon approval by Thinkpath of that Contact or Contact List, and if Thinkpath at any time during the Term or within Twenty Four (24) months after the Term of this Agreement closes any Transaction with (I) any Prospective Party introduced or referred to Thinkpath by Consultant, or (ii) with any person or entity listed as a Contact on any contact List delivered to Thinkpath by Consultant, or (iii) with any person or entity referred to Thinkpath directly by any Prospective Party introduced or referred to Thinkpath by Consultant or directly by any Contact introduced or listed on a Contact List (any such person or entity referred to in (1), (ii), or (iii) above being hereinafter referred to as a "Covered Person"), then Thinkpath shall pay, or cause to be paid, to Consultant, in cash at the closing of each Transaction, a fee ("Consummation Fee") equal to the schedule set forth in the Cash and Equity compensation sections under the original Consummation Fee.

Term/Termination: This Agreement will commence upon execution for a period of 120 days, and may be extended for successive periods on terms to be mutually agreed to by both parties pursuant to a written agreement.

Authorization: The individual signing on behalf of each entity that is a party of this Agreement represents and warrants that they have full authority and authorization to enter into and perform the terms of this agreement on behalf of said entity. A signed faxed copy shall serve as an original.

In witness whereof, the parties hereto have executed this Agreement or caused this Agreement to be executed on the day and year written below.

Tsunami Financial Communications             Thinkpath.com, Inc.

Signature:  /s/ Brian Angiuli                Signature:  /s/ Declan French
--------------------------------------       -----------------------------------

Name:  Brian Angiuli                         Name:  Declan French
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Date:  12/14/00                              Date:  12/14/00
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International Consulting Group, Inc.

Signature:  /s/ Edward Klaeger IV
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Name:  Edward Klaeger IV
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Date:  12/14/00
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                                   Schedule A
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Certificates representing shares issued to Consultants in the amount of 160,000 shares each and subsequent Compensation to be disbursed equally as follows:

Physical Delivery Instructions:
-------------------------------

Tsunami Trading Corp.
One World Trade Center
New York, NY. 10048
516.883.2520


International Consulting Group, Inc.
18065 Coastline Dr.
Malibu, CA. 90265
310.573.7648


Wire Transfer Instructions:
---------------------------

Tsunami Financial Communications, LLC

Citibank NA
ABA#: 021000089
FBO: Tsunami Trading Corp.
A/C#: 95840984

International Consulting Group, Inc.

Bank of New York
ABA#: 021-000-018
FBO: Paine Webber
A/C#: 8900114061
FFC: International Consulting Group, Inc.
A/C#: LM-25233

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